(logo) GREEN LOAN SERVICES LLC

Certification Regarding Compliance with Applicable Servicing Criteria

1.        Green Loan Services LLC (the “Company”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the twelve-month period ended December 31, 2024 (the “Reporting Period”), as set forth in Appendix A hereto. The transaction covered by this report include a certain commercial mortgage-backed security transaction for which the Company acted as special servicer (the “Platform”). See Appendix B for the commercial mortgage-backed security transaction covered by this Platform;

2.        Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3.        The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Company based on the activities it performs, directly or through its Vendors, with respect to the Platform;

4.        The Company has complied, in all material respects, with the applicable servicing criteria as of December 31, 2024 and for the Reporting Period with respect to the Platform taken as a whole; and

5.        Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on the Company’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 28, 2025

Green Loan Services LLC

By: /s/ Andrew Falk

Name: Andrew Falk

Title: Authorized Signatory

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Green Loan Services LLC	Performed by Vendor(s) for which Green Loan Services LLC is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Green Loan Services LLC is NOT the Responsible Party	NOT performed by Green Loan Services LLC or by subservicer(s) or vendor(s)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X1
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained. (Regulation AB).				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on [pool assets] are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X2
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X2
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X1
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X2
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of Regulation AB.

X2
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X2
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:

(A)                 Are mathematically accurate.

(B)                 Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements.

(C)                 Are reviewed and approved by someone other than the person who prepared the reconciliation.

(D)                 Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements

X2
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
1122(d)(3)(i)(A)	Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;				X
1122(d)(3)(i)(B)	Provide information calculated in accordance with the terms specified in the transaction agreements;				X
1122(d)(3)(i)(C)	Are filed with the Commission as required by its rules and regulations;				X
1122(d)(3)(i)(D)	Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.				X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X1
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.				X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X1
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest, or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.				X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed, and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X1
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X1
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X1
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts):

(A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements.

(B)  Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws.

(C)  Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of the obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.				X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

X1 – Although Green Loan Services LLC is responsible for performing the activities under this criteria, it is noted that no such activities occurred during the calendar year from January 1, 2024 to December 31, 2024.

X2 - These functions are performed by the Master Servicer and would only be provided by the Special Servicer in connection with a REO Asset. Green Loan Services has no REO Assets during the calendar year from January 1, 2024 to December 31, 2024.

Appendix B

Commercial Mortgage-Backed Securities Covered by the Platform

1. Hudson’s Bay Simon JV Trust 2015-HBS, Commercial Mortgage Pass-Through Certificates, Series 2015 HBS
2. BXP Trust 2017-GM Commercial Mortgage Pass-Through Certificates, Series 2017-GM
3. Olympic Tower 2017-OT Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-OT
4. COMM 2013-300P Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2013-300P
5. JPMCC 2021-1440 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2014-1440
6. Benchmark 2018-B7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-B7 (Dumbo Heights Loan only)
7. BAML 2015-ASTR Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2015-ASTR
8. COMM 2015-3BP Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2015-3BP
9. JPMCC 2020-609M Commercial Mortgage Pass-Through Certificates, Series 2020-609M
10. CSMC 2017-CALI - Commercial Mortgage Pass-Through Certificates, Series 2017-CALI
11. MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK
12. CSMC 2020-522F Commercial Mortgage Pass-Through Certificates, Series 2020-522F
13. MSC 2021-230P Commercial Mortgage Pass-Through Certificates, Series 2021-230P
14. MSCI 2018-MP Commercial Mortgage Pass-Through Certificates, Series 2018-MP
15. TPG 2024-WLSC Commercial Mortgage Pass-Through Certificates, Series 2024-WLSC
16. JPMCC 2024-IGLG Commercial Mortgage Pass-Through Certificates, Series 2024-IGLG
17. CGCMT 2015-101A Commercial Mortgage Pass-Through Certificates, Series 2015-101A